Fiscal Year 2014 3 rd Quarter Earnings Call May 12, 2014 Exhibit 99.2

This presentation contains forward looking statements under the safe harbor provisions of the US securities laws. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management.
Our management believes that these forward-looking statements are reasonable as and when made. However you should not place undue reliance on any such forward looking statements as these are subject to risks and uncertainties. Please refer to our press releases and our SEC filings for more information regarding the use of forward looking statements.
Cautionary Note Regarding Forward-Looking Statements

Opening Comments

$22.6MM in cash receipts from customers during the first nine months of FY 2014, with $10.9MM during Current Quarter
$60MM debt financing with OrbiMed
Generating cash receipts from ten ongoing customer programs, including several wearable injector programs
Clear pathway to profitability via existing supply agreements secured to-date
Scale-up of manufacturing in preparation for commercial sales
One of the products from the Unifill platform commencing commercial sales in the first quarter of FY 2015 (Quarter ending September 30, 2014)
Two other products from the Unifill platform commencing commercial sales in the second quarter of FY 2015 (Quarter ending December 31, 2014)

Participating in Large, Growing Markets
* Based on internal estimates and independent market research data
Market Segment Market Size* Market Trends / Unmet Needs Position of Unilife
Prefilled Syringes
(ready-to-fill syringes)
• $2B market
• 13.5% CAGR
• $5B market by 2024
• Needlestick safety compliance.
• High-performance biologics
• Modular design, multiple application
• Differentiation from competitors
• Broad, customizable platform for all
prefilled drugs, biologics and vaccines
• Long-term contracts signed to-date
include Sanofi and Hikma
Wearable Injectors
(Wearable, disposable
systems)
• New, emerging market
• 20-40% CAGR
• $8.8B market by 2024
• Self-injection of viscous biologics
• Customizable, platform-based systems
for large drug portfolios
• Easy and ready to use for patients
• Establishing leadership position for
large, rapid-growth market sector
• Several customer programs underway
including MedImmune
Drug Reconstitution
Delivery Systems
(dual-chamber syringes)
• New, emerging market
• 20% CAGR or more
• $500MM-$1B by 2024
• Reconstitute or mixing liquid or dry
drug combination products
• Ventless, orientation-free mixing
• More intuitive steps of use
• Extensive, customizable platform inc.
EZMix, EZMix Prodigy & AutoMix
• Emerging leader. Low competition
• Lifecycle management opportunities
Auto-Injectors
(Disposable / smart
reusable systems)
• $200MM market
• 20-30% CAGR
• $1B market by 2024
• Biologics for patient self-injection
• True end-of-dose indicators
• Compact, convenient, user-centric
• Shift to smart reusable systems
• Only company with both disposable and
smart reusable auto-injectors
• Customizable. True end-of-dose
Ocular Delivery
(Accurate, precise drug
delivery to the eye)
• New, emerging market
• 20-30% CAGR
• $250MM market 2024
• Localized or targeted drug delivery
• Small doses measured in uL
• Proliferation of drug depots
• Trend from surgery to clinic
• Establishing leadership position
• Technology enables quantum shift in
dose accuracy and precision
Novel Delivery
(ie. novel devices for
target organ delivery)
• New, emerging market
• 20-30% CAGR
• $250MM market 2024
• Enable novel drug commercialization
• New routes of administration
• Long-term contracts with high ASP
• Leader for novel delivery devices
• Novartis contract now in 2 stage with
long-term commercial potential
nd

Unilife is Much Like an Annuity Business Model

Differentiated devices become part of the regulatory drug label
Long-term supply contracts that ensure continuity of supply
Each supply contract provides recurring annual revenue with
intrinsic growth year over year
New customers increase revenue and rate of revenue growth
B2B model enables minimal selling costs and encourages
attractive operating margins
Strong, growing IP portfolio creates a barrier for new competition

Scaling up for Existing and New Programs

Ten ongoing customer programs as of March 31, 2014
Expanding operational infrastructure and cleanrooms
Unifill
®
platform of prefilled syringes
Capacity for existing line largely sold or reserved for customers
Additional lines on order for other Unifill products
Q1 2015 – Commence commercial sales of one of our Unifill products
Q2 2015 – Commence commercial sales of two other Unifill products
Commercial sales to accelerate through FY 2015 and FY 2016
Manufacturing scale-up occurring across other platforms

OrbiMed Debt Financing

$60MM debt financing with OrbiMed, the world’s largest
dedicated healthcare investor
$40MM received by Unilife to-date
Unilife has the option to receive two extra tranches of $10MM each in December 2014 and June 2015*
Interest only payments of approximately $1MM per quarter
Cash flow savings of $400,000 per quarter compared to previous debt service payments
Option to repay loan prior to Maturity Date in 2020
Provides capital to drive growth as several large contracts with existing customers proceed to commercial rollout
Provided the Company is in compliance with the terms of the agreement

12,000
10,000
8,000
6,000
4,000
2,000
-
3Q13
4Q13
1Q14
2Q14
3Q14

Cash Receipts from Customers 8

(12,000)
(10,000)
(8,000)
(6,000)
(4,000)
(2,000)
-
3Q13
4Q13
1Q14
2Q14
3Q14
unilife

Net Operating Cash Flow Loss 9

Financial Results for Third Quarter of Fiscal 2014

Revenue of $1.4MM*
Deferred revenue increased by $8.3MM to $18.4MM
$39.7MM of total cash and cash equivalents including restricted cash as of March 31, 2014
Three Months Ended
March 31,
Nine Months Ended
March 31,
2014 2013 2014 2013
Revenues $1.4MM $0.7MM $8.1MM $2.1MM
Research & development $8.0MM $5.5MM $22.2MM $15.2MM
Selling, general & administrative $6.6MM $7.3MM $19.9MM $22.2MM
Net loss $15.1MM $14.1MM $42.6MM $41.2MM
Net loss per share – diluted $0.15 $0.17 $0.44 $0.52
Adjusted net loss** $11.7MM $9.4MM $27.1MM $28.2MM
Adjusted net loss per share - diluted $0.12 $0.12 $0.28 $0.36
* Revenue of $2.7 million anticipated to be recognized during the Q3 has instead already been recognized in Q4 of Fiscal Year 2014 based on the timing of the receipt of certain documentation. This will be incremental to revenue from additional sources .
** Adjusted net loss excludes non-cash share-based compensation expense, depreciation and amortization and interest expense.

Fiscal Year 2014 Full Year Guidance 11 Expected recognized revenue for FY 2014 to be in range of $12MM - $15MM Commercial sales to begin comprising larger share of revenue from FY 2015 onwards

Closing Statements

Increasing cash position via cash receipts and OrbiMed deal
Increasing base of pharmaceutical and biotech customers
Increasing number of customer programs with ten now
ongoing and activity underway across all product platforms
Increasing revenue with $12 - $15MM target for FY 2014
while continuing to narrow cash losses and invest in R&D
Increasing manufacturing capacities and ordering new lines in preparation for commercial sales in FY 2015

Questions